Exhibit C to
                                        Acquisition Agreement


               UNITED ASSET MANAGEMENT CORPORATION
                          Common Stock
                   (Par Value $.01 Per Share)
                        WARRANT AGREEMENT


          WARRANT AGREEMENT dated as of [_______________ __,
1995] between
United Asset Management Corporation, a Delaware corporation (the
"Company"), and
Provident Investment Counsel, ("PIC"), a California corporation (such person, together with transferees permitted herein, is referred to as the "Holder").

          The Company is issuing a warrant to the Holder to purchase 459,385 shares of
Common Stock, $.01 par value, of the Company (the "Shares"). Such warrant is issued as part of the purchase price paid by the Company for the acquisition of substantially all the assets and business of PIC, which assets and business have been transferred to the
Company's subsidiary, PIC Newco, Inc. ("Newco"), pursuant to an Acquisition Agreement dated as of November 10, 1994 by and among the Company, PIC, Newco and the
Stockholders of PIC (the "Acquisition Agreement"). This Warrant Agreement relates to the
Warrant issued to the Holder.

          Terms defined and used in the Acquisition Agreement shall have the same meaning when used in this Warrant Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

          Section 1. Issuance of the Warrant. The Company hereby irrevocably grants to the Holder the right to purchase all or any part of the Shares on the terms and conditions hereinafter set forth, such right to be evidenced by a warrant certificate in the form attached hereto (the "Warrant") for 459,385 Shares.

          Section 2. Term of the Warrant. The Warrant shall be exercisable in whole at any time, or in part from time to time, on and after the date hereof and prior to the earlier of
(a) the close of business on [__________ __, 2002]; or (b) if the Company exercises its option to give the notice described in Section 4(d), on the occurrence of either of (i) the close of business on the 30th day after the end of a thirty-day period during which the closing price for publicly-traded Common Stock of the Company is never less than the Trigger Price
(as hereinafter defined); or (ii) the close of business on the 30th day after the end of a ninety-day period during which the average closing price (defined as the average of daily closing prices for all business days during the ninety-day period) of publicly-traded Common
Stock of the Company is not less than the Trigger Price (as hereinafter defined); at which time all rights evidenced by the Warrant shall cease and the Warrant shall become void, except as otherwise provided herein.

          For purposes of this Section 2, for any price to be not less than the "Trigger
Price" shall mean that the price is or would be, taking into account and adjusting appropriately for the effects of any of the transactions contemplated by paragraphs (a) and (b) of Section 5 hereof, not less than Fifty-Six Dollars and Sixty-Four Cents ($56.64) per share of Common Stock.

          Section 3.  Purchase Price. The purchase price per
share of the Shares subject
to the Warrant shall be Forty-Five Dollars and Thirty-One Cents
($45.31) subject to
adjustment from time to time as hereinafter provided (the
"Purchase Price").

          Section 4.  Form and Exercise of the Warrant.

          (a) The Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the President, the Executive Vice President, or a Senior Vice
President of the Company, under its corporate seal, affixed or in facsimile attested by the manual or facsimile signature of the Secretary or Assistant Secretary of the Company.

          (b)  The Warrant shall be dated the date of issuance.

          (c) Subject to the provisions of this Warrant Agreement, the Holder of the
Warrant shall have the right to purchase in whole or in part from time to time from the
Company (and the Company shall issue and sell to the Holder) the Shares, at the Purchase
Price as provided in Section 3 above, subject to adjustment as provided herein, upon surrender to the Company at its address as stated in the Acquisition Agreement, of the certificate evidencing the Warrant, with the form of election to purchase attached thereto duly filled in and signed, and upon payment of the Purchase Price as provided herein.

          The Purchase Price may be paid in whole or in part by the Holder either by delivery to the Company of the Company's Note or a portion thereof, equal in principal amount to the amount of the Purchase Price due; or by payment of the Purchase Price in cash; or by a combination of both. No adjustment shall be made for any dividend on any shares issuable upon exercise of the Warrant so surrendered.

          Within thirty days after any exercise of the Warrant, in whole or in part, by delivery of all or a portion of the Company's Note, the Company shall pay to the Holder in cash any unpaid accrued interest on such Note, or portion thereof so used, as of the date of such exercise.

          If the closing prices of the Company's publicly-traded Common Stock satisfy either of the conditions described in clauses (b)(i) and (b)(ii) of Section 2 hereof, the
Company may, at its election and at any time subsequent to the second anniversary of this
Warrant Agreement, and not before, so notify the Holder in writing. If such notice is given and if the Holder desires to exercise the Warrant, the Holder shall within fifteen days of the effective date of such notice surrender the Warrant with the subscription form duly filled in and signed, and shall deliver payment of the Purchase Price in accordance with this Warrant
Agreement within thirty days of the effective date of such notice.

          (d) Upon surrender of the Warrant and payment of the Purchase Price in accordance with this Warrant Agreement, the Company shall issue and cause to be delivered in the name of the Holder, a certificate for the number of Shares as to which the Warrant is being exercised. Except as otherwise provided herein, such certificate shall be deemed to have been issued as of the date of the surrender of the Warrant and payment of the Purchase
Price.

          The Warrant shall be exercisable, at the election of the Holder, either as an entirety or from time to time for only part of the number of Shares specified in the warrant certificate. In the event that the Warrant is exercised for less than all of the Shares at any time prior to the date of expiration of the Warrant, a new warrant certificate will be issued for the remaining number of Shares evidenced by the warrant certificate so surrendered. All the Shares issued as provided herein will be fully paid and nonassessable. The Company will pay its fees, charges and expenses including fees, charges and expenses (other than transfer taxes) in connection with transfers of the Warrant and exercise thereof and the issuance of
Shares upon such exercise.

          Section 5.  Adjustment of the Purchase Price and Shares
Purchasable.

          (a) In case the Company shall (i) declare a dividend in shares of its
Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior thereto and the number of shares purchasable shall be proportionately adjusted so that thereafter the Holder shall be entitled to receive upon exercise of the Warrant in exchange for the same aggregate consideration, the number of shares of Common Stock which it would have owned or been entitled to receive with respect to any such event had the Warrant been exercised immediately prior to the earlier of the effectiveness of or record date for the adjustment on account of such event.
Such adjustment shall be made whenever any of the events listed above shall become effective or, if earlier, the record date therefor.

          (b) In case of any reclassification or change of outstanding shares of
Common Stock, or in case of any consolidation of the Company with or merger of the
Company with or merger of the Company into another corporation (other than a merger whose sole purpose is to change the state of incorporation of the business of the Company or a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in one or more steps, the Holder shall have the right thereafter without payment of additional consideration, upon exercise of the Warrant, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock able to be purchased upon such exercise of the
Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. It shall be a condition of the effectiveness of any such transaction that the foregoing provision for the benefit of the Warrant shall be lawfully and adequately provided for.

          Section 6. Reservation of Shares. The Company shall at all times reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the exercise of the Warrant, such number of shares of Common
Stock as shall from time to time be sufficient to effect the exercise of the Warrant from time to time outstanding.

          Section 7.  Restrictions on Transferability.

          All transfers of the Warrant, other than a distribution of the Warrant to the
Stockholders of PIC, or the shares issuable upon its exercise shall be subject to the following restrictions.

          (a) The Holder shall not sell, transfer, assign, pledge, hypothecate, or otherwise dispose of the Warrant and the Shares to be issued on exercise of the Warrant
(hereinafter defined as "Restricted Securities") unless one of the following events shall also have occurred:

          (i) The Company shall have received an opinion from Hill & Barlow,
                 Counsel to the Company or such other counsel as the Holder shall elect and shall be reasonably satisfactory to the Company, stating that the contemplated disposition of Restricted Securities is exempt from the registration and prospectus delivery requirements of the
                 Securities Act and the rules and regulations of the Commission thereunder and applicable state securities laws and the rules and regulations of any state securities agencies thereunder; or

          (ii) The Company shall have been furnished with a letter from the
                 Commission and an opinion from any applicable state securities agency in response to a written request
(previously submitted to the
                 Company, and in form and substance subject to the reasonable satisfaction of the Company) setting forth the material facts and circumstances surrounding the contemplated disposition of Restricted
                 Securities, stating that the staff of Commission and any applicable state securities agency, respectively, will not recommend any action with regard to the contemplated disposition or otherwise indicating that the Commission and any applicable state securities agency, respectively, do not object to or disapprove of the consummation of the contemplated disposition; or

          (iii) The Common Stock issuable upon exercise of the Warrant shall have been registered pursuant to Section 8 below.

          The Company may if required by applicable securities laws condition the transfer of the Restricted Securities or any part thereof, upon
(i) the contemplated transferee
furnishing the Company with a letter to the effect that it is acquiring the Restricted Securities for its own account and not with a view to the distribution thereof, and (ii) each certificate evidencing the Restricted Securities having a legend endorsed thereon as set forth in subsection (c) below.

          (b) Certain Definitions. As used in this Section 7 and in Section 8, the following terms shall have the following respective meanings:

               "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities
Act.

               "Securities Act" shall mean the Securities Act of 1933 or any similar
Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Transfer" shall include any disposition of the Warrant or Common
Stock issued upon exercise of the Warrant or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

               "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

               "Restricted Securities" shall mean the Warrant and the Shares which are issuable upon exercise of the Warrant, and "Restricted Stock" shall mean the Shares issuable on exercise of the Warrant only.

          (c) Restrictive Legend. The Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The transfer of [the shares represented by this certificate] [this
Warrant and the shares of Common Stock issuable upon exercise hereof] is subject to the conditions specified in Section 7 of the Warrant Agreement dated [__________ __, 1995], and no transfer of [this Warrant and such shares] [such shares] shall be valid or effective until such conditions have been fulfilled. As set forth in such
Section 7, among other things,
[this Warrant and such shares] [such shares] have not been registered under the Securities
Act of 1933 or qualified under any state securities laws. [The shares represented by this
Certificate] [This Warrant and the shares of Common Stock issuable upon exercise hereof] may not be sold or transferred in the absence of an effective registration statement for the shares under such Act and qualification under such laws or an opinion satisfactory to the
Company that such registration and qualification are not, in the circumstances, required.

          The Company may issue stop-transfer instructions to its transfer agent in accordance with the terms of the foregoing legend.

          (d)  Notice of Transfers. The holder of each
certificate representing
Restricted Securities by acceptance thereof agrees, in addition to the requirements of subsection (a) above, to give written notice to the Company of any proposed transfer thereof, together with a certificate from such holder and the person to whom any such certificate is proposed to be transferred to the effect that all the conditions set forth in this Section 7 have been met. Each certificate evidencing the Restricted Securities transferred (and each certificate evidencing any untransferred balance of such Restricted Securities) shall bear the foregoing restrictive legend.

          Section 8.  Registration Rights

          (a) Company Public Offering. At any time within two years of the date of this Warrant Agreement that the Company proposes to register any shares of its Common
Stock under the Securities Act for sale by the Company within such two-year period (other than registration of the Company's Common Stock for issuance in connection with employee compensation or benefit programs or for acquisitions and specifically excluding registration pursuant to a demand of any stockholder of the Company exercising registration rights), the
Company will give prompt written notice to the Holder of its intention so to do and, upon the written request of the Holder sent within 10 days after the effective date of any such notice, the Company will use its best efforts to cause all Restricted Stock the Holders of which shall have so requested registration thereof for sale in the Company's offering, to be registered under the Securities Act, all to the extent requisite to permit the sale in such offering by the prospective seller or sellers of the Restricted Stock so registered in the same manner as the Company proposes to offer its shares of Common Stock.

          The Company may, at its expense, request an opinion of the underwriter managing the syndicate for any proposed underwritten public offering of its Common Stock pursuant to any proposed registration, as to whether the inclusion of the Restricted Stock of Holders requesting registration would, in such underwriter's opinion, adversely affect the
Company's offering. In the event of an adverse opinion, the Restricted Stock proposed to be registered may be reduced pro rata or eliminated in accordance with such opinion, but only if all other of the Company's shareholders who proposed to register securities in the offering
(except those shareholders who have registration rights not subject to such reduction or elimination) are also proportionately reduced or eliminated.

          (b) Registration Procedures and Expenses. If and whenever the Company is required by the provisions of this Section 8 to use its best efforts to effect the registration of any of the Restricted Stock under the Securities Act for sale in the Company's offering, the
Company will, as expeditiously as possible, perform the following:

          (i)    Prepare and file with the Commission a
registration statement with
                 respect to such securities and use its best efforts to cause such registration statement to become and remain effective.

          (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to update and keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration
statement. The Company's
                 obligation under this subparagraph shall continue until the offering of such securities is completed or for a period of three months after the effective date of such registration
statement, whichever is
                 shorter.

          (iii) Furnish to each selling Holder such numbers of copies of the prospectus (including a preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the seller may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock owned by such seller.

          (iv) Use its best efforts to register or qualify (if necessary) the Restricted
                 Stock covered by such registration statement under such other securities or blue sky laws of such
jurisdictions as such seller shall
                 reasonably request.

          (v) The Company and the Holder recognize that it may be advantageous to the Holder to be able to sell the Warrant (or a portion thereof, at the Holder's option) rather than to exercise the Warrant and sell the shares received upon such exercise in a
registered public offering.
                 Accordingly, the Company may, in the event that any request by the
                 Holder for registration pursuant to this Section 8 so specifies, and if such procedure is acceptable to and agreed to by the underwriter(s), arrange for the underwriter(s) of the registered public offering to which the request relates to purchase the Warrant (or a designated portion thereof) from the Holder at a price equal to the price that would then be paid by such underwriter(s) for the Shares to be issued upon exercise of the Warrant if such Warrant were first exercised by the Holder, less the applicable exercise price, and, subject to the provisions of this Section 8, will include in the registration of such public offering the Shares issuable upon exercise of such Warrant by such underwriter(s).

All expenses incurred by the Company in complying with this subsection (b), including, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel for the Company, are herein called Registration Expenses. All underwriting discounts and selling commissions applicable to the sales of Restricted Stock and all fees and disbursements of counsel for any seller are herein called Selling Expenses.

          (c)    Allocation of Expenses. The Company will pay all
Registration
Expenses in connection with each registration pursuant to this
Section 8. All Selling
Expenses in connection with each such registration shall be borne pro rata by the seller or sellers of such securities, provided, however, that if any seller retains counsel who is not representing all security holders selling in the offering, such seller shall pay all fees and disbursements of such counsel, which shall be excluded from the Selling Expenses.

          (d)    Indemnification. In the event of any
registration of any of the
Restricted Stock under the Securities Act pursuant to this
Section 8, the Company will
indemnify and hold harmless the seller of such Restricted Stock, each underwriter of such
Restricted Stock and each other person, if any, who controls such seller or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to this
Section 8, or any post-effective amendment thereof, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the registration statement and not corrected in the final prospectus, or contained in the final prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and will reimburse such seller, underwriter and each such controlling person for any legal or other expenses reasonably incurred by such seller, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or expense, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission (or alleged omission) of a material fact made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

          In the event of any registration of any of the Restricted Stock under the
Securities Act pursuant to this Section 8, each seller of such Restricted Stock severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company or such officer, director, underwriter, or controlling person may become subject under the Securities Act or otherwise, and will reimburse the Company or such officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by the Company or such officer, director, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or expense, but only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or omission
(or alleged omission) of a material fact referred to in clause
(i) or (ii) of the preceding
paragraph of this subsection (d), and provided, however, that this paragraph shall apply if and only if such statement or omission (or alleged omission) was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller specifically for use in such registration statement or prospectus.

          The Company further agrees that in connection with any underwritten public offering, it also will enter into customary contribution arrangements with the underwriters and selling shareholders with respect to situations in which indemnification is potentially unavailable.

          It shall be a condition of the Company's obligations to effect registration of the
Restricted Stock that the sellers participating in such registration provide the Company and the underwriters, if any, with all material facts, including, without limitation, furnishing such certificates, questionnaires and legal opinions as may be reasonably required by the Company or such underwriters, concerning such participating sellers and the Restricted Stock to be registered which are reasonably required to be stated in the registration statement or in the prospectus or are otherwise reasonably required in connection with the offering.

          Section 9.  Representations and Covenants of the
Holder. The Holder
represents and covenants that the Holder is acquiring the Warrant and will acquire the Shares for the Holder's own account, for investment, and not with a view to or in connection with any distribution or resale, except as set forth herein and in
Section 1.5 of the Acquisition
Agreement.

          Section 10. Fractional Shares. No fractional share of stock shall be issued in connection with any exercise of the Warrant. If upon exercise of the Warrant in its entirety a fractional share would be required to be issued in the absence of the preceding sentence, in lieu of such share, the Company shall make a cash payment therefor equal in amount to (i) the product of the applicable fraction multiplied by the closing price of the Company's publicly-traded Common Stock on the date of exercise of the Warrant, less (ii) the product of the applicable fraction multiplied by the Purchase Price then in effect. Any balance warrant certificate issued after the Warrant is exercised in part may include a fractional share.

          Section 11. Miscellaneous. If the Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          This Warrant Agreement and the Warrant issued pursuant thereto shall be binding upon any and all successors or assigns of the Company.

          All notices provided for herein or given in connection herewith shall be given in accordance with the notice provisions of the Acquisition
Agreement.

          This Warrant Agreement is made under, and shall be governed by, the laws of the Commonwealth of Massachusetts which apply to contracts executed and performed solely in Massachusetts. The parties hereto hereby consent to the jurisdiction of any state or federal court located within Suffolk County, Massachusetts, waive personal service of process and assent that service of process may be made by registered mail to the parties' respective addresses as provided in Section 12.6 of the Acquisition
Agreement, and shall be effective in
the same manner as notices are effective under such Section 12.6.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.


                                   UNITED ASSET MANAGEMENT
                                   CORPORATION


                                   By:___________________________
                                      Norton H. Reamer, President



                                   HOLDER:

                                   PROVIDENT INVESTMENT
                                   COUNSEL



                                   By:___________________________
                                      Title: